Exhibit 10.33

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Guaranty”), dated as of October 31, 2007 (the “Effective Date”), is made by GAINSCO, Inc., a Texas corporation (the “Guarantor”), for the benefit of General Agents Insurance Company of America, Inc., a stock property and casualty insurance company domiciled in the State of Oklahoma (the “Company”).

WHEREAS, the Guarantor is the parent of MGA Insurance Company, Inc., a stock property and casualty insurance company domiciled in the State of Texas (“MGA”);

WHEREAS, the Guarantor and MGA have agreed to sell to Montpelier Re U.S. Holdings Ltd., a Delaware corporation (“Montpelier”), all of the issued and outstanding capital stock of the Company pursuant to that certain Stock Purchase Agreement dated as of August 13, 2007, by and among the Guarantor, MGA and Montpelier (the “Purchase Agreement”), resulting in the Company becoming a wholly owned subsidiary of Montpelier;

WHEREAS, pursuant to the terms of the Purchase Agreement, the Company and MGA have entered into that certain (i) 100% Quota Share Reinsurance Agreement, a copy of which is attached hereto as Exhibit A (as amended from time to time, the “Reinsurance Agreement”), (ii) Reinsurance Trust Agreement, a copy of which is attached hereto as Exhibit B (as amended from time to time, the “Trust Agreement”), (iii) Liability Assumption Agreement, a copy of which is attached hereto as Exhibit C (as amended from time to time, the “Assumption Agreement”), (iv) Administration Agreement, a copy of which is attached hereto as Exhibit D (as amended from time to time, the “Administration Agreement”) and (v) Transfer and Assignment Agreement, a copy of which is attached hereto as Exhibit E (as amended from time to time, the “Transfer and Assignment Agreement” and together with the Reinsurance Agreement, the Trust Agreement, the Assumption Agreement, the Administration Agreement and the Transfer and Assignment Agreement, the “Ancillary Agreements”), pursuant to which MGA and the Company have undertaken and incurred certain obligations to each other;

WHEREAS, the Guarantor will receive substantial and direct benefit from the consummation of the transactions contemplated by the Purchase Agreement and for purposes of inducing Montpelier to consummate the transactions contemplated by the Purchase Agreement, the Guarantor desires to guaranty all of the obligations of MGA to the Company under the Ancillary Agreements; and

WHEREAS, it is a condition precedent to Montpelier entering into the Purchase Agreement that the Guarantor enter into this Guaranty.

NOW, THEREFORE, for One Dollar and 00/100 and other good and valuable consideration, including the benefit to the Guarantor of the consummation of the transactions contemplated by the Purchase Agreement, the receipt and sufficiency of which the Guarantor hereby acknowledges, the Guarantor does hereby covenant and agree with the Company as follows:

ARTICLE 1

GUARANTY

1.1 Guaranty. The Guarantor hereby unconditionally guarantees to the Company the full and prompt payment and performance of the Ancillary Agreements with respect to obligations of MGA thereunder (collectively, the “Obligations”). All payments by the Guarantor shall be paid in lawful money of the United States of America.

1.2 Liability of the Guarantor is Primary. The liability of the Guarantor hereunder is primary, direct and independent of the Obligations of MGA. This Guaranty shall be enforceable against the Guarantor as if the Guarantor were the primary obligor with respect to the Obligations.

1.3 Liability of the Guarantor is Absolute and Unconditional. The liability of the Guarantor under this Guaranty shall be absolute, present and continuing and shall remain in full force and effect until the Obligations have been performed and/or paid in full. The liability of the Guarantor hereunder is in no way contingent upon any actions or omissions of the Company or upon any other action, occurrence or circumstance whatsoever other than the occurrence of a default or breach on the part of MGA with respect to the Obligations. The Guarantor agrees that if, for any reason, MGA shall fail or be unable to pay or perform, punctually and fully, any of the Obligations, the Guarantor shall pay such Obligations to the Company in full, or otherwise discharge such Obligations, immediately upon demand, without set-off, counterclaim, deduction or diminution; provided, however that the Guarantor shall be entitled to assert or to avail itself of any defenses that MGA would have against the Company under or with respect to the Ancillary Agreements.

1.4 All Payments Are Final. The Guarantor also guarantees that all payments made by MGA with respect to any liabilities hereby guaranteed will, when made, be final and agrees that if any such payment is recovered from or repaid by the Company in whole or in part in any bankruptcy, insolvency or similar proceeding instituted by or against MGA, this Guaranty shall continue to be fully applicable to such liabilities to the same extent as though the payment so recovered or repaid had never been originally made on such liabilities. The obligations of the Guarantor hereunder shall not be affected, modified or impaired upon the happening from time to time of any of the following, whether or not with notice to, or consent of the Guarantor:

(a) The failure to give notice to the Guarantor of the occurrence of any default under any of the Ancillary Agreements;

(b) The extension by the Company of time for payment or performance of the Obligations, except that the Guarantor shall be allowed the same extension;

(c) The taking or the failure to take any of the actions by the Company referred to in the Ancillary Agreements;

(d) Any failure, omission or delay on the part of the Company to enforce, assert or exercise any right, power or remedy with respect to the Obligations;

(e) The full or partial discharge of MGA or any other impairment, modification, release or limitation of the liability of MGA in any bankruptcy, insolvency or similar proceedings or any stay of actions or enforcement proceedings in any bankruptcy, insolvency or similar proceedings; or

(f) Any other fact or event (whether or not similar to any of the foregoing) that in the absence of this provision would constitute or afford a legal or equitable discharge or release of or defense to a guarantor or surety other than the actual payment and performance by the Guarantor of the Obligations.

Notwithstanding the foregoing, the Guarantor shall be entitled to assert or to avail itself of any defenses that MGA would have against the Company under or with respect to the Ancillary Agreements.

1.5 No Delay or Omission. No delay or omission by the Company of exercising any right hereunder shall operate as a waiver of such right or any other right.

1.6 Benefit. This Guaranty is entered into by the Guarantor for the benefit of the Company and its respective successors and assigns, all of whom shall be entitled to enforce performance and observance of this Guaranty.

ARTICLE 2

RIGHTS AND REMEDIES OF THE COMPANY

2.1 Enforcement of Rights. The Company may proceed to enforce its rights hereunder whether by suit in equity or by action at law, whether for specific performance of any covenant or agreement contained in this Guaranty, or in aid of the exercise of any power granted in this Guaranty, or it may proceed to obtain judgment or any other relief whatsoever appropriate to the enforcement of such rights, or proceed to enforce any legal or equitable right which the Company may have by reason of the occurrence of any default hereunder.

2.2 Guarantor is a Principal Obligor. The Guarantor hereby agrees, as the principal obligor and not as guarantor only, to pay forthwith upon demand, all reasonable and appropriate costs and expenses (including all reasonable attorneys’ fees and disbursements) incurred or expended by the Company in connection with the enforcement of this Guaranty.

ARTICLE 3

MISCELLANEOUS

3.1 Governing Law and Venue. This Guaranty shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to its conflicts of laws principles. The parties irrevocably and unconditionally agree that the exclusive place of jurisdiction for any action, suit or proceeding (“Actions”) relating to this Guaranty shall be in the courts of the United States of America sitting in the Northern District of Illinois or, if such courts shall not have jurisdiction over the subject matter thereof, in the courts sitting in the city of Chicago, Illinois, and each such party hereby irrevocably and unconditionally agrees to submit to the jurisdiction of such courts for purposes of any such Actions. Each party irrevocably and unconditionally waives any objection it may have to the venue of any Action brought in such courts or to the convenience of the forum.

3.2 Severability. If any term, provision, covenant or restriction of this Guaranty is held by a court of competent jurisdiction to be invalid, void or unenforceable, the Company and the Guarantor each direct that such court interpret and apply the remainder of this Guaranty in the manner that it determines most closely effectuates their intent in entering into this Guaranty, and in doing so particularly take into account the relative importance of the term, provision, covenant or restriction being held invalid, void or unenforceable.

3.3 Assignability. This Guaranty may not be assigned by the Guarantor nor may any duty or obligation of the Guarantor hereunder be delegated to a third party. Any assignment or delegation or attempted assignment or delegation in violation of this provision shall be void and of no effect.

3.4 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile (which is confirmed) or sent by overnight courier (providing proof of delivery), to the parties at the following address:

If to the Company, to:

General Agents Insurance Company of America, Inc.

c/o Montpelier Re U.S. Holdings Ltd.

One Constitution Plaza, 5th Floor

Hartford, Connecticut 06103

Attention: Robert W. Heagney, Esq.

     General Counsel

Facsimile: (860) 838-4492

Telephone: (860) 838-4464

E-mail: rob.heagney@montpelierus.com

With a copy to:

Montpelier Re Holdings Ltd.

Montpelier House

94 Pitts Bay Road

P.O. Box HM 2079

Hamilton HM HX Bermuda

Attention: Jonathan B. Kim, Esq.

    General Counsel

Facsimile: (441) 296-4358

Telephone: (441) 297-9595

E-mail: jonathan.kim@montpelierre.bm

If to the Guarantor:

GAINSCO, INC.

3333 Lee Parkway, Suite 1200

Dallas, Texas 75219-5134

Attention: Chief Financial Officer

Facsimile: (972) 629-4401

Telephone: (972) 629-4407

With a copy to:

GAINSCO, INC.

3333 Lee Parkway, Suite 1200

Dallas, Texas 75219-5134

Attention: General Counsel

Facsimile: (972) 629-4401

Telephone: (972) 629-4411

Any party may, by notice given in accordance with this Section 3.4 to the other party, designate another address or person for receipt of notices hereunder provided that notice of such a change shall be effective upon receipt.

3.5 Amendments. Neither this Guaranty, nor any term, covenant or condition hereof may be changed, waived, discharged, modified or terminated except by a writing executed by the Guarantor and the Company.

3.6 Entire Agreement. This Guaranty constitutes the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties relating thereto.

3.7 Negotiated Agreement. This Guaranty has been negotiated by the parties and the fact that the initial and final draft will have been prepared by either party will not give rise to any presumption for or against any party to this Guaranty or be used in any respect in the construction or interpretation of this Guaranty or any of its provisions.

3.8 Successors and Assigns. The provisions of this Guaranty shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

3.9 Waivers.

(a) THE GUARANTOR ACKNOWLEDGES THAT THE OBLIGATIONS EVIDENCED HEREBY ARE COMMERCIAL TRANSACTIONS AND WAIVES ITS RIGHTS TO REQUEST THAT THE COMPANY POST A BOND, WITH OR WITHOUT SURETY, TO PROTECT GUARANTOR AGAINST DAMAGES THAT MAY BE CAUSED BY ANY PREJUDGMENT REMEDY SOUGHT OR OBTAINED BY THE COMPANY.

(b) THE GUARANTOR WAIVES TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE TRANSACTIONS OF WHICH THIS GUARANTY IS A PART AND/OR THE ENFORCEMENT OF THE COMPANY’S RIGHTS, INCLUDING WITHOUT LIMITATION, TORT CLAIMS. THE GUARANTOR ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS. THE GUARANTOR FURTHER ACKNOWLEDGES THAT THE COMPANY HAS NOT REPRESENTED TO THE GUARANTOR THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

(c) THE GUARANTOR ACKNOWLEDGES THAT IT MAKES THE FOREGOING WAIVERS AND AGREEMENTS, KNOWINGLY, VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF SUCH WAIVERS WITH ITS ATTORNEYS.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto by their duly authorized representatives have executed this Guaranty to be effective on the Effective Date as provided herein.

GAINSCO, INC.

By:	/s/ Glenn W. Anderson
Name:	Glenn W. Anderson
Title:	President and Chief Executive Officer

GENERAL AGENTS INSURANCE COMPANY OF AMERICA, INC.

By:	/s/ Daniel J. Coots
Name:	Daniel J. Coots
Title:	Senior Vice President